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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 15, 2004

RALCORP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2900 Saint Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	314-877-7000

___________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GENERAL INSTRUCTIONS

A.    Rule as to Use of Form 8-K.
1.  Form 8-K shall be used for current reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, filed pursuant to Rule 13a-11 or Rule 15d-11 and for reports of nonpublic information required to be disclosed by Regulation FD (17 CFR 243.100 and 243.101).

2.    Form 8-K may be used by a registrant to satisfy its filing obligations pursuant to Rule 425 under the Securities Act, regarding written communications related to business combination transactions, or Rules 14a-12 or Rule 14d-2(b) under the Exchange Act, relating to soliciting materials and pre-commencement communications pursuant to tender offers, respectively, provided that the Form 8-K filing satisfies all the substantive requirements of those rules (other than the Rule 425(c) requirement to include certain specified information in any prospectus filed pursuant to such rule). Such filing is also deemed to be filed pursuant to any rule for which the box is checked. A registrant is not required to check the box in connection with Rule 14a-12 or Rule 14d-2(b) if the communication is filed pursuant to Rule 425. Communications filed pursuant to Rule 425 are deemed filed under the other applicable sections. See Note 2 to Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2).

Potential persons who are to respond to the collection of
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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 15, 2004, the Registrant entered into a $150,000,000 five-year floating rate revolving Credit Agreement (the "Credit Agreement") with JPMorgan Chase Bank; Wachovia Bank, National Association; U.S. Bank National Association; PNC Bank, N.A.; Suntrust Bank; Co Bank, ACB; Commerce Bank, N.A.; and Harris Trust and Savings Bank. Under the Credit Agreement, the Registrant can borrow from time to time up to $150,000,000 for general corporate needs, working capital and non-hostile acquisitions. The Credit Agreement is attached hereto as Exhibit 99.1, the text of which is incorporated herein. The Credit Agreement replaces the Registrant’s previous $275,000,000 credit agreement with the same group of lenders.

Interest on borrowings under the Credit Agreement are based on LIBOR (as defined in the Credit Agreement) plus a margin that can range from 0.625% to 0.875% depending on the Registrant’s debt level.

The Credit Agreement contains customary representation and warranties that are made in connection with each borrowing under the Credit Agreement. The representations and warranties cover, without limitation, authorization, validity, financial statements, absence of material adverse change, absence of material litigation, and compliance with laws.

Additionally, the Credit Agreement contains customary covenants with which the Registrant must comply during the term of the Credit Agreement. In particular, the Registrant must maintain a ratio of Total Debt to Adjusted EBITDA (as these terms are defined in the Credit Agreement) of not more that 3.50 to 1. Also, the Registrant must maintain a ratio of EBIT to Consolidated Interest Expense (as these terms are defined in the Credit Agreement) of not less than 3.00 to 1.

The Credit Agreement contains customary events of default, the occurrence of which allows the lenders to terminate the Credit Agreement and accelerate the maturity of any borrowing under the Credit Agreement. Events of default include, without limitation, non-payment of any borrowing under the Credit Agreement, breaches of representations and warranties, default in any covenant, default under any other borrowing in excess of $25,000,000, events of bankruptcy, material judgments and change of control.

Item 9.01	Exhibits.

Exhibit 99.1	Credit Facility Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)

Date: October 21, 2004	By: /s/ T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Credit Facility Agreement